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                                                                    EXHIBIT 99.1

For Immediate Release
Friday, December 20, 2002
Press Release

                                 FNB CORPORATION
                        ANNOUNCES MANAGEMENT APPOINTMENTS

Christiansburg, Virginia - The Board of Directors of FNB Corporation (NASDAQ:
FNBP), announced today the appointment of Samuel H. Tollison as President and Chief Executive Officer of the bank holding company. Tollison, who assumes the position formerly held by J. Daniel Hardy, Jr., brings a wealth of experience to the company and an in-depth knowledge of community banking in the region. Tollison served as FNB Corporation's (FNB) President and CEO for more than 25 years prior to his retirement on December 31, 1998. During that time, Mr. Tollison oversaw the expansion of the company from a small community bank to one of the largest independent bank holding companies in Virginia. FNB continued that expansion under Mr. Hardy, building on the foundation Mr. Tollison established.

In commenting on FNB's progress in recent years, Mr. Tollison observed that "FNB has succeeded where others have failed by providing choices of quality financial products and services. We have adapted to the needs of our customers better than the holding companies headquartered outside of the region." Tollison emphasized that the company will continue to explore opportunities to expand its relationships in existing markets and extend its reach to new banking partners in the region. Said Tollison, "I have the opportunity to rejoin, on a daily basis, a team of bankers that I consider the best around. Together we will continue to build on the fine legacy of our company."

The Board of Directors also announced that, effective immediately, Executive Vice President and General Counsel Peter A. Seitz will assume the responsibilities of Executive Vice President and Chief Operating Officer of the holding company. In addition, the Board ratified the appointment by the Board of Directors of First National Bank of Litz H. Van Dyke, the holding company's Executive Vice President, as President and Chief Executive Officer of that bank. The Board of Directors also elected Mr. Van Dyke to the Board of Directors of First National Bank. Tollison stated, "I have had the opportunity to work with both Peter Seitz and Litz Van Dyke for more than a decade and am confident of their abilities to guide the company and its largest affiliate, respectively, both day-to-day and strategically over the coming years."

FNB Corporation is the third largest publicly held commercial bank holding company based in Virginia. Through the activities of its affiliates, First National Bank and FNB Salem Bank and Trust, FNB Corporation operates 22 full-service branches, a loan production office, and a financial services center, located from the Mountain Empire region to the Roanoke Valley of

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Virginia. Services are also provided around the clock through 33 automated teller machines and X-Press telephone banking.

FNB Corporation trades on the NASDAQ national market quotation system under the ticker symbol of "FNBP." The company has more than 3,000 record and beneficial holders of its stock.

For more information contact:

Samuel H. Tollison                          Peter A. Seitz
President and CEO                           Executive Vice President and COO
FNB Corporation                             FNB Corporation
(540) 382-6042                              (540) 381-6700


Statements made in this release relating to the company's future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area and accounting principles, policies, and guidelines. The information provided in this release is provided only as of the date of this release, and the company undertakes no obligation to update any forward-looking statements made herein.